UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2009 (February 4, 2009)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On February 4, 2009, Senior Housing Properties Trust, or the Company, priced an underwritten public offering of 5,500,000 common shares of beneficial interest.  The Company expects to issue and deliver these shares on or about February 9, 2009.  The public offering price was $17.30 per share.  The Company expects to use the $90.94 million of net proceeds of the offering (after estimated expenses and underwriters’ commissions) for the repayment of borrowings outstanding under the Company’s revolving credit facility and for general business purposes, including funding pending or possible future acquisitions of properties.  The Company also granted the underwriters an option to purchase an additional 825,000 common shares to cover over-allotments, if any.

A prospectus supplement relating to these common shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

1.1

Underwriting Agreement, dated as of February 4, 2009, between the Company and the underwriters named therein relating to the issuance and sale of up to 6,325,000 of the Company’s common shares of beneficial interest.

5.1	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Date: February 4, 2009